Exhibit 4.2

Execution Version

BUNGE LIMITED FINANCE CORP.,
as Issuer,

BUNGE GLOBAL SA,
as Guarantor,

and

U.S. Bank Trust Company, National Association,
as Trustee

_______________________

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 19, 2026

To

INDENTURE

Dated as of September 17, 2024

$1,200,000,000

$500,000,000 4.800% Senior Notes due 2033
$700,000,000 5.150% Senior Notes due 2036

Table of Contents

i

EXHIBITS

Exhibit A	FORM OF 2033 NOTE
Exhibit B	FORM OF 2036 NOTE

ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of March 19, 2026, by and among Bunge Limited Finance Corp., a Delaware corporation, as issuer (the “Company”), Bunge Global SA, a company organized under the laws of Switzerland and the indirect parent of the Company, as Guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

The Company and the Guarantor have heretofore executed and delivered to the Trustee an indenture, dated as of September 17, 2024 (the “Base Indenture”, and together with this Fourth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of notes or other debt instruments of the Company.

The Company and the Guarantor desire and have requested the Trustee pursuant to Section 9.01 of the Base Indenture to join with them in the execution and delivery of this Fourth Supplemental Indenture in order to supplement the Base Indenture as, and, to the extent set forth herein, to provide for the issuance and the terms of the Notes (as defined below).

The execution and delivery of this Fourth Supplemental Indenture has been duly authorized by a resolution of the Board of Directors, or a duly authorized committee thereof, of each of the Company and the Guarantor.

All conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

The Company, the Guarantor, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 4.800% Senior Notes due 2033 (the “2033 Notes”) and 5.150% Senior Notes due 2036 (the “2036 Notes” and, together with the 2036 Notes, the “Notes”), which are general unsecured senior obligations of the Company, and rank equally with all other unsecured and unsubordinated indebtedness of the Company:

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01       Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made a part of, this Fourth Supplemental Indenture and the Company, the Guarantor, and the Trustee, by their execution and delivery of this Fourth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture will govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in this Fourth Supplemental Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee will not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantor, as applicable, or for or with respect to (1) the validity or sufficiency of this Fourth Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company and the Guarantor, (3) the due execution hereof by the Company and the Guarantor or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters. In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 1.02       Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.02:

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Fourth Supplemental Indenture in accordance with Section 2.03 hereof, as part of the same series as the applicable series of the Initial Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Attributable Indebtedness” means, when used with respect to any sale-leaseback transaction, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended).

“Base Indenture” has the meaning set forth in the preamble to this Fourth Supplemental Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an event that would, if consummated, result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, as in effect on March 19, 2026; provided that the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Capital Stock” means with respect to any Person, any and all shares, interests, rights to purchase, warrants, options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock or shares, preferred stock or shares and partnership and joint venture interests) of such Person (excluding any debt securities convertible into, or exchangeable for, such equity).

“Change of Control” means the occurrence of any of the following: (1) the Guarantor becomes aware (by way of report or any other filing pursuant to Section 13(d) of the Exchange Act or written notice) of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Section 13d-5(b)(1) of the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the voting power of the voting stock of the Guarantor then outstanding or (2) the sale, lease or transfer of all or substantially all of the assets of the Guarantor and its subsidiaries, taken as a whole, to any person or persons that is not a subsidiary of the Guarantor.

“Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Below Investment Grade Rating Event.

“Company Permitted Lien” means:

(1)	Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith and with respect to which adequate reserves have been established in accordance with U.S. GAAP;

(2)	any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3)	any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4)	Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default; and

(5)	Liens securing obligations under a Hedge Agreement.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Guarantor and its consolidated subsidiaries after deducting therefrom:

(1)	all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(2)	total prepaid expenses and deferred charges; and

(3)	all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Guarantor and its consolidated subsidiaries for its most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A or Exhibit B hereto except that such Note will not bear the Global Note Legend.

“Depositary” means, with respect to the Notes, DTC and any successor thereto designated as depositary for the Notes pursuant to Section 2.02 of this Fourth Supplemental Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Limited.

“Fourth Supplemental Indenture” means this Fourth Supplemental Indenture, dated as of the date hereof, by and among the Company, the Guarantor, and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“Global Note Legend” means the legend set forth in Section 2.02(f), which is required to be placed on all Global Notes issued under this Fourth Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes, in the form of Exhibit A or Exhibit B hereto issued in accordance with Section 2.01 hereof.

“Hedge Agreements” means all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, as to any Person, without duplication:

(1)	all obligations of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business;

(4)	all obligations of such Person as lessee which are capitalized in accordance with U.S. GAAP;

(5)	all obligations of such Person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such Person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property);

(6)	all obligations of such Person with respect to letters of credit and similar instruments, including, without limitation, obligations under reimbursement agreements;

(7)	all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; and

(8)	all guarantees of such Person (other than guarantees of obligations of direct or indirect Subsidiaries of such Person).

“Indenture” means the Base Indenture, as supplemented by this Fourth Supplemental Indenture, governing the Notes, in each case, as amended, supplemented or restated from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means each of (1) the first $500,000,000 aggregate principal amount of the 2033 Notes and (2) the first $700,000,000 aggregate principal amount of the 2036 Notes issued under this Fourth Supplemental Indenture on the date hereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Lien” means any mortgage, lien, security interest, pledge, charge or other encumbrance.

“Material Subsidiary” means, at any time, any Subsidiary of the Guarantor which at such time is a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notes” has the meaning assigned to it in the preamble to this Fourth Supplemental Indenture. The Initial Notes of each series and the Additional Notes of such series will be treated as a single class for all purposes under this Fourth Supplemental Indenture, and unless the context otherwise requires, all references to the Notes will include the Initial Notes and any Additional Notes.

“Par Call Date” means January 19, 2033 in the case of the 2033 Notes and December 19, 2035 in the case of the 2036 Notes.

“Pari Passu Indebtedness” means (i) Indebtedness for borrowed money and (ii) indebtedness incurred in connection with Hedge Agreements entered into in connection with the Notes and any Pari Passu Indebtedness described in clause (i) above, in each case which ranks not greater than pari passu (in priority of payment) with the Notes.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Indebtedness” means (a) Indebtedness of the Company under the Notes, (b) Pari Passu Indebtedness and (c) Subordinated Indebtedness.

“Permitted Liens” means:

(1)	Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith and with respect to which adequate reserves have been established in accordance with U.S. GAAP;

(2)	any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3)	any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4)	any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings;

(5)	any Lien on any Restricted Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Restricted Property, which Lien attaches to such Restricted Property concurrently with or within 120 days after the construction, acquisition or completion of a series of related acquisitions thereof;

(6)	Liens existing immediately prior to the execution and delivery of the Indenture (and listed on a schedule to the Indenture);

(7)	Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default under the Indenture;

(8)	Liens on Restricted Property or with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, that either (i) existed prior to the acquisition of (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Property or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, or (ii) arise as a result of contractual commitments to grant a Lien relating to (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Subsidiary or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, in each of (A), (B) and (C) existing prior to such acquisition;

(9)	Liens created by a Restricted Subsidiary in favor of the Guarantor, the Company or a Subsidiary;

(10)	Liens on any accounts receivable from or invoices to export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

(11)	Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

(12)	Liens on cash deposited as collateral in connection with financings where Liens are permitted under clauses (10) and (11) of this definition;

(13)	Liens extending, renewing or replacing, in whole or in part, Liens permitted pursuant to (i) clauses (1) through (5) and (7) through (12), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount, and (ii) clause (6), so long as the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount thereof outstanding immediately prior to the execution and delivery of the Indenture;

(14)	minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties that constitute Restricted Property, which are necessary for the conduct of the activities of the Guarantor or any Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Guarantor or any Restricted Subsidiary;

(15)	Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent that such transfers are treated as true sales of financial assets under ASC 860, Transfers and Servicing and such accounts receivable and related assets are not consolidated on the consolidated financial statements of Bunge and its subsidiaries under ASC 810, Consolidation;

(16)	Liens on intercompany loans made to the Guarantor or its Subsidiaries, or on any notes or other instruments representing an interest in such intercompany loans;

(17)	Liens securing obligations under a Hedge Agreement or swap, cap or collar agreement or similar arrangement related to equities or commodities;

(18)	Liens on any checking account, saving account, clearing account, futures account, deposit account, securities account, brokerage account, custody account or other account (or on any assets held in such account), securing obligations under any agreement or arrangement related to the opening of or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related to such account (or on any assets held in such account), which customarily exist on similar accounts (or on any assets held in such accounts) of corporations in connection with the opening of, or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related, to such accounts; and

(19)	Liens securing any obligations related to the issuance of a letter of credit or any similar instrument, including, without limitation, obligations under reimbursement agreements.

For purposes of this definition, (A) the phrases “accounts receivable from or invoices to export customers” and “contracts to sell, purchase or receive commodities to (from) export customers” refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive, wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to the Guarantor or a Restricted Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Restricted Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not the Guarantor or a Restricted Subsidiary will be deemed to be or have been “acquired” by the Guarantor or such Restricted Subsidiary as part of such corporate reorganization even if the Guarantor or such Restricted Subsidiary, as the case may be, is not the surviving or continuing entity.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or limited liability company, or governmental or other entity.

“Property” means any property, whether presently owned or hereafter acquired, including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Guarantor which shall be substituted for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“Restricted Property” means any building, mine, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) and inventories now owned or hereafter acquired by the Guarantor or any Subsidiary and used for oilseed or grain origination, processing, transportation or storage, mining or fertilizer refining or storage.

“Restricted Subsidiary” means any Material Subsidiary.

“S&P” means Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subordinated Indebtedness” means Indebtedness (including, without limitation, convertible notes), which is explicitly subordinated in right of payment to the Notes pursuant to the terms and conditions set forth in the transaction documents governing such Indebtedness.

“Subsidiary” means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by the Guarantor, one or more of the Subsidiaries of the Guarantor, or a combination thereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal

Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect on the date the Indenture is entered into.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.03       Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.02
“Change of Control Payment”	4.02
“Change of Control Payment Date”	4.02
“DTC”	2.02
“sale-leaseback transaction”	4.03

ARTICLE 2.
THE NOTES

Section 2.01       Form and Dating.

(a)           General. The Notes and the Trustee’s certificate of authentication will be substantially in the forms of Exhibit A and Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 with integral multiples of $1,000 thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture and the Company, the Guarantor, and the Trustee, by their execution and delivery of this Fourth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note will govern and be controlling, and to the extent any provision of the Note conflicts with the express provisions of this Fourth Supplemental Indenture, the provisions of this Fourth Supplemental Indenture will govern and be controlling.

(b)           Global Notes. Notes issued in global form will be substantially in the forms of Exhibit A and Exhibit B attached hereto (including the Global Note Legend thereon). Notes issued in definitive form will be substantially in the forms of Exhibit A and Exhibit B attached hereto (but without the Global Note Legend thereon). Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.02 hereof.

Section 2.02       Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes of a series will be exchanged by the Company for Definitive Notes if:

(1)          the Company delivers to the Trustee notice from the Depositary that (A) it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (B) it is no longer a clearing agency registered under the Exchange Act; or

(2)          the Company in its sole discretion determines that the Global Notes of such series (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes will be issued in such names and in any approved denominations as the Depositary will instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.02 or Section 2.08 or 2.11 of the Base Indenture, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.02(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.02(b), (c) or (g) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Fourth Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)          Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.02(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.02(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Fourth Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.02(g) hereof.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.02(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.02(g) hereof, and the Company will execute and, upon receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.02(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.02(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.02(e).

(f)            Legends. The following legends will appear on the face of all Global Notes issued under this Fourth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Fourth Supplemental Indenture.

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FOURTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE FOURTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE FOURTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(1)          To permit registrations of transfers and exchanges, the Company will execute and, upon receipt of an Authentication Order, the Trustee will authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(2)          No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 4.02 hereof and Sections 2.11, 3.06 and 9.05 of the Base Indenture).

(3)          The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Fourth Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)          The Company will not be required:

(A)           to issue, to register the transfer of or to exchange any Notes during a period of 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Base Indenture and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 of the Base Indenture.

(8)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.02 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Fourth Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Fourth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)       Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.03       Issuance of Additional Notes.

The Company will be entitled, upon delivery of an Officer’s Certificate and an Opinion of Counsel, to create and issue Additional Notes of a series under this Fourth Supplemental Indenture which will have the same terms and conditions as the Initial Notes of such series issued on the date hereof, except for issue date, issue price and first payment of interest of such Notes of such series. Additional Notes of any series issued in this manner will be consolidated with and will form a single series with the previously outstanding Notes of such series; provided that if the Additional Notes of such series are not fungible with the previously outstanding Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, Common Code, ISIN number and/or any other identifying number.

With respect to any Additional Notes, the Company will set forth in a resolution of its Board of Directors or an Officer’s Certificate, a copy of each which will be delivered to the Trustee, the following information:

(a)          the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Fourth Supplemental Indenture; and

(b)          the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01       Notice of Redemption.

The Company shall deliver to the Trustee, at least 10 but not more than 60 days prior to the redemption date (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03 of the Base Indenture. Notice of redemption shall be sent at least 10 but not more than 60 days before the redemption date to each Holder of the applicable series of Notes to be redeemed at its registered address.

Any redemption or notice of any redemption (including the amount of Notes redeemed and conditions precedent applicable to different amounts of Notes redeemed) may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other transaction or event. Notice of any redemption in respect thereof may be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied.

If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of its obligations with respect to such redemption may be performed by another person.

Section 3.02       Notes Redeemed in Part.

No Notes of a principal amount of $2,000 or less shall be redeemed in part.

Section 3.03       Optional Redemption.

Prior to the applicable Par Call Date, the Company may redeem each series of the Notes at its option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the Notes to be redeemed discounted to the redemption date (assuming such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points with respect to the 2033 Notes and 15 basis points with respect to the 2036 Notes, less (b) interest accrued to the date of redemption, and

(ii)           100% of the principal amount of the applicable series of notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

On or after the applicable Par Call Date, the applicable series of Notes will be redeemable at the option of the Company, in whole or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date plus, in each case, accrued and unpaid interest on the Notes to be redeemed to the date of redemption.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on the applicable interest payment dates of the Notes, falling on or prior to a redemption date will be payable on such interest payment date, to the registered Holders as of the close of business on the relevant record date according to the Notes of the applicable series.

On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Section 3.04       Mandatory Redemption.

Except as set forth in Section 4.02, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4.
PARTICULAR COVENANTS

Each of the agreements and covenants of the Company contained in Article 4 of the Base Indenture shall apply to the Notes, and the following covenants in this Article 4 shall apply solely for purposes of the Notes and not for purposes of any other securities.

Section 4.01       Limitation on Liens.

The Guarantor will not, and will not permit any Restricted Subsidiary to, create, assume or incur any Lien, other than Permitted Liens, upon any Restricted Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary, to secure any Indebtedness incurred or guaranteed by the Guarantor or any Restricted Subsidiary (other than the Notes), unless all of the outstanding Notes and the Guarantee of such Notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.

Section 4.02       Offer to Purchase Upon Change of Control Triggering Event.

(a)          In the event that a Change of Control Triggering Event occurs, unless the Company has irrevocably exercised its right to redeem any series of the Notes under Section 3.03 hereof without such redemption being subject to any conditions precedent, Holders will have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes in integral multiples of $1,000 original principal amount. The Company will make an offer to purchase all the Notes (the “Change of Control Offer”) at a price equal to 101% of the aggregate principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to, but excluding, the date the Notes are purchased, if any, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).

(b)           Within 60 days following any Change of Control Triggering Event, the Company will send notice of such Change of Control Offer to each Holder of each series of Notes in accordance with the procedures of DTC, with a copy to the Trustee, with the following information:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.02 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(ii)           the date of the Change of Control Triggering Event;

(iii)          the date, which will be no earlier than 30 days and no later than 60 days after the date the notice of the occurrence of the Change of Control Triggering Event is mailed, by which the Company must purchase the Notes (the “Change of Control Payment Date”);

(iv)          the price that the Company must pay for the Notes it is obligated to purchase;

(v)          the name and address of the Trustee;

(vi)         that any Notes not properly tendered will remain outstanding and continue to accrue interest;

(vii)        that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(viii)        the procedures for surrendering Notes to the paying agent for payment; and

(ix)          the procedures by which a Holder may withdraw such a tender after it is given.

In connection with any purchase of Notes after a Change of Control Triggering Event, the Company will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule.

(c)           On the Change of Control Payment Date, the Company will be obligated, to the extent lawful, to:

(i)            accept for payment Notes of each series or portions of Notes properly tendered (subject to minimum denomination requirements);

(ii)           deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)          deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(d)            The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.02 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(e)            Notwithstanding any provision to the contrary in this Indenture, the Company shall not purchase any Notes if there has occurred and is continuing an Event of Default, unless such Event of Default results from the Company’s failure to pay the Change of Control Payment following the occurrence of a Change of Control Triggering Event.

Section 4.03       Restriction on Sale-Leasebacks.

(a)           The Guarantor will not, and will not permit any Restricted Subsidiary to, engage in the sale or transfer by it of any Restricted Property to a person (other than the Guarantor or a Restricted Subsidiary) and the taking back by the Guarantor or any Restricted Subsidiary, as the case may be, of a lease of such Restricted Property (a “sale-leaseback transaction”), unless:

(1)           the sale-leaseback transaction occurs within six months from the date of the acquisition of the subject Restricted Property or the date of the completion of construction or commencement of full operations of such Restricted Property, whichever is later; or

(2)           the sale-leaseback transaction is between the Guarantor and a Restricted Subsidiary of the Guarantor, or between Restricted Subsidiaries of the Guarantor; or

(3)           the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

(4)           the sale-leaseback transaction constitutes a Permitted Lien for the purposes of Section 4.01 hereof; or

(5)           the Guarantor or such Restricted Subsidiary, within a one-year period after such sale-leaseback transaction, (a) applies or causes to be applied an amount not less than the Attributable Indebtedness from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement of any debt of the Guarantor or any Subsidiary having a maturity of more than one year that is not subordinated to the

Notes, or (b) enters into a bona fide commitment to expend an amount not less than the Attributable Indebtedness for such sale-leaseback transaction during such one-year period to the acquisition, construction or development of other similar Property.

Section 4.04       Exclusion from Limitations.

Notwithstanding Sections 4.01 and 4.03 hereof, the Guarantor may, and may permit any Restricted Subsidiary to, create, assume or incur any Lien (other than a Permitted Lien) upon any Restricted Property or the shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness incurred or guaranteed by the Guarantor or any Restricted Subsidiary (other than the Notes) or effect any sale-leaseback transaction of a Restricted Property that is not excepted by clauses (1) through (5), inclusive, of the first paragraph under Section 4.03 hereof, without equally and ratably securing the Notes or the Guarantee of the Notes; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness (other than the Notes) secured by such Liens (other than Permitted Liens) upon Restricted Property and the shares of stock or Indebtedness of any Restricted Subsidiary plus the Attributable Indebtedness from sale-leaseback transactions of Restricted Property not so excepted do not exceed 20% of its Consolidated Net Tangible Assets.

Section 4.05       Limitation and Restrictions on Activities of the Company.

(a)            The Company shall not engage in any business or enter into, or be a party to, any transaction or agreement except for:

(i)            the issuance and sale of the Notes;

(ii)          the incurrence of Permitted Indebtedness;

(iii)          the entering into of Hedge Agreements relating to the Notes or such other indebtedness having a notional amount not exceeding the aggregate principal amount of the Notes and such other indebtedness outstanding; and

(iv)          the use of the net proceeds from the issuance of the Notes or such other indebtedness to either increase its investment in intercompany loans or to repurchase, redeem or repay the Notes, Permitted Indebtedness, or other indebtedness that is equal in right of payment on the Notes or to pay expenses incurred therewith.

(b)           The Company shall not acquire or own any subsidiaries;

(c)           The Company shall not incur any Indebtedness which ranks senior in right of payment to the Notes;

(d)           The Company shall not create, assume or incur any Lien, other than Company Permitted Liens, upon any Property (it being understood, for the avoidance of doubt, that the Company may not create, assume or incur any Lien, including any Lien which would otherwise constitute a Permitted Lien, in the case of the Guarantor or any Restricted Subsidiary, other than Company Permitted Liens); and

(e)           The Company shall not enter into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables.

ARTICLE 5.
MISCELLANEOUS

Section 5.01       Trust Indenture Act Controls.

If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 5.02       Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE, THE NOTES, AND THE GUARANTEES OF THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 5.03       Consent to Jurisdiction.

The Company and the Guarantor irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding relating to its obligations, liabilities or any other matter arising out of or in connection with this Fourth Supplemental Indenture or the Notes. The Company and the Guarantor hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such New York state or U.S. federal court. The Company and the Guarantor also hereby irrevocably waive, to the fullest extent permitted by law, any objection to venue or the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court. The Company and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company or the Guarantor, respectively, and may be enforced in any courts to the jurisdiction of which the Company or the Guarantor, respectively, is subject by a suit upon such judgment.

Section 5.04       Successors.

All agreements of the Company in this Fourth Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Fourth Supplemental Indenture will bind its successors.

Section 5.05       Severability.

In case any provision in this Fourth Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 5.06       Counterpart Originals; Electronic Signatures.

The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Fourth Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, e-mail or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Fourth Supplemental Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Opinion of Counsel, Note, any guarantee endorsed on any Note, opinion of counsel, instrument, agreement or other document delivered pursuant to this Fourth Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in this Fourth Supplemental Indenture to the execution, attestation or authentication of any Note, any guarantee endorsed on any Note, or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in this Fourth Supplemental Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Notes or any guarantees endorsed on any Notes. The Company agrees to assume all risks arising out of the use of digital signatures, including, without limitation, the risk of the Trustee acting on unauthorized instructions.

Section 5.07       Table of Contents, Headings, Etc.

The Table of Contents and Headings of the Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 5.08       Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person, by e-mail or by first-class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Bunge Limited Finance Corp.
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Attention: Treasurer
Tel. No: (636) 292-3029
Telecopy: (636) 292-4029

With a copy to:

Bunge Global SA
Route de Florissant 13
1206 Geneva, Switzerland

With a copy to:

Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Attention: Treasurer
Tel. No: (636) 292-3029
Telecopy: (636) 292-4029

If to the Guarantor:

Bunge Global SA
Route de Florissant 13
1206 Geneva, Switzerland

With a copy to:

Bunge Global SA
1391 Timberlake Manor Parkway Chesterfield, Missouri 63017
Attention: Treasurer
Tel. No: (636) 292-3029
Telecopy: (636) 292-4029

If to the Trustee:

U.S. Bank Trust Company, National Association
U.S. Bank Global Corporate Trust
2 Concourse Parkway NE, Suite 800
Atlanta, Georgia 30328
Attention: Gregory M. Jackson
Telephone No: (404) 898-8837
Email: greg.jackson@usbank.com

[Signatures on following page]

Dated: March 19, 2026

BUNGE LIMITED FINANCE CORP.

By:	/s/ Bram de Veer
Name:	Bram de Veer
Title:	President

[Signature Page to Fourth Supplemental Indenture]

Dated: March 19, 2026

BUNGE GLOBAL SA

By:	/s/ Bram de Veer
Name:	Bram de Veer
Title:	Treasurer

By:	/s/ Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Vice President, Deputy General Counsel and
Corporate Secretary

[Signature Page to Fourth Supplemental Indenture]

Dated: March 19, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory M. Jackson
Name:	Gregory M. Jackson
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

(Face of Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FOURTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE FOURTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE FOURTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 120568 BS8

4.800% Senior Notes due 2033

No. [_]

$[___]

Bunge Limited Finance Corp.

promises to pay to CEDE & CO. or registered assigns, the principal sum of [____] Dollars on March 19, 2033

Interest Payment Dates: March 19 and September 19, beginning on [_]

Record Dates: business day immediately preceding the relevant Interest Payment Date

Dated: [_]

Dated: [_]

BUNGE LIMITED FINANCE CORP.

By:
Name:	Bram de Veer
Title:	President

BUNGE GLOBAL SA

By:
Name:	Bram de Veer
Title:	Treasurer

By:
Name:	Lisa Ware-Alexander
Title:	Vice President, Deputy General Counsel and
Corporate Secretary

This is one of the Global Notes referred to in the within-mentioned Fourth Supplemental Indenture:

Dated: [_]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Gregory M. Jackson
	Title:	Vice President

(Reverse of Note)
4.800% Senior Notes due 2033 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Bunge Limited Finance Corp., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.800% per annum from the date hereof until maturity. The Company will pay interest semiannually on March 19 and September 19 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [_]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the business day immediately preceding the relevant Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Paying Agent and Registrar within the Borough of Manhattan in the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of the Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Trustee shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

4.            INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of September 17, 2024 between the Company, Bunge Global SA, a company organized under the laws of Switzerland and the indirect parent of the Company, as Guarantor (the “Guarantor”), and the Trustee, as amended by the Fourth Supplemental

Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of March 19, 2026, between the Company, the Guarantor, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of the Note will govern and be controlling, and to the extent any provision of the Note conflicts with the Fourth Supplemental Indenture, the provisions of the Fourth Supplemental Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Fourth Supplemental Indenture, the provisions of the Fourth Supplemental Indenture will govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.03 of the Fourth Supplemental Indenture.

5.            OPTIONAL REDEMPTION.

Prior to January 19, 2033 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)	(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption, and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

On or after the Par Call Date, the Notes will be redeemable at the option of the Company, in whole or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date plus, in each case, accrued and unpaid interest on the Notes to be redeemed to the date of redemption.

On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

6.            MANDATORY REDEMPTION. Except as set forth in paragraph 7, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.            REPURCHASE AT OPTION OF HOLDER. Except as set forth in the Fourth Supplemental Indenture, upon the occurrence of a Change of Control Triggering Event, the Company shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

8.            NOTICE OF REDEMPTION. Notice of redemption shall be sent at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. No Notes of a principal amount of $2,000 or less shall be redeemed in part.

9.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The Notes may be transferred or exchanged as provided in the Fourth Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Fourth Supplemental Indenture. The Company need not exchange or transfer any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.           AMENDMENT, SUPPLEMENT AND WAIVER. The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Fourth Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the relevant series of Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes, and compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes. Without the consent of any Holder of any series of Notes, the Fourth Supplemental Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s or any Guarantors’ obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Fourth Supplemental Indenture of any such Holder; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to provide for the issuance of Additional Notes in accordance with the Fourth Supplemental Indenture; (vii) to add guarantees with respect to the Notes; (viii) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes; and (ix) to make any other change that does not materially adversely affect the rights of any Holder of the Notes, as determined conclusively by the Company in good faith.

12.          DEFAULTS AND REMEDIES. An “EVENT OF DEFAULT” occurs if: (i) default for a period of 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due of principal of or premium, if any, on the Notes; (iii) the Company or the Guarantor fails for 60 days after receipt of notice to comply with any covenant of the Company in the Indenture; or (iv) certain events of bankruptcy or insolvency occur with respect to the Company or the Guarantor.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or the Guarantor, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium or interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. Each of the Company and the Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and each of the Company and the Guarantor is required no later than 10 days after becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

13.          TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.          NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.          AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.          ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Fourth Supplemental Indenture. Requests may be made to:

Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Attention: Investor Relations
(314) 292-2000

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                               to transfer this Note on the books of the Company: The agent may substitute another to act for him.

Date:
Your Signature:
(sign exactly as your name appears on the face of this senior note)
Tax Identification No.:
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.02 of the Fourth Supplemental Indenture, check the box below:

☐ Section 4.02

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.02 of the Fourth Supplemental Indenture, state the amount you elect to have purchased: $

Date:
Your Signature:
(sign exactly as your name appears on the face of this senior note)
Tax Identification No.:
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

(Face of Note)

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FOURTH SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.02 OF THE FOURTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.02(a) OF THE FOURTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 120568 BT6

5.150% Senior Notes due 2036

No. [_]

$[___]

Bunge Limited Finance Corp.

promises to pay to CEDE & CO. or registered assigns, the principal sum of [____] Dollars on March 19, 2036

Interest Payment Dates: March 19 and September 19, beginning on [_]

Record Dates: business day immediately preceding the relevant Interest Payment Date

Dated: [_]

Dated: [_]

BUNGE LIMITED FINANCE CORP.

By:
Name:	Bram de Veer
Title:	President

BUNGE GLOBAL SA

By:
Name:	Bram de Veer
Title:	Treasurer

By:
Name:	Lisa Ware-Alexander
Title:	Vice President, Deputy General Counsel and
Corporate Secretary

This is one of the Global Notes referred to in the within-mentioned Fourth Supplemental Indenture:

Dated: [_]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Gregory M. Jackson
	Title:	Vice President

(Reverse of Note)
5.150% Senior Notes due 2036 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Bunge Limited Finance Corp., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.150% per annum from the date hereof until maturity. The Company will pay interest semiannually on March 19 and September 19 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [_]. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the business day immediately preceding the relevant Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Paying Agent and Registrar within the Borough of Manhattan in the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of the Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Trustee shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.

4.            INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an indenture (the “Base Indenture”), dated as of September 17, 2024 between the Company, Bunge Global SA, a company organized under the laws of Switzerland and the indirect parent of the Company, as Guarantor (the “Guarantor”), and the Trustee, as amended by the Fourth Supplemental

Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of March 19, 2026, between the Company, the Guarantor, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of the Note will govern and be controlling, and to the extent any provision of the Note conflicts with the Fourth Supplemental Indenture, the provisions of the Fourth Supplemental Indenture will govern and be controlling, and to the extent any provision of the Base Indenture conflicts with the express provisions of the Fourth Supplemental Indenture, the provisions of the Fourth Supplemental Indenture will govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.03 of the Fourth Supplemental Indenture.

5.            OPTIONAL REDEMPTION.

Prior to December 19, 2035 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)	(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption, and

(ii)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

Calculation of the foregoing shall be made by the Company or on the Company’s behalf by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

On or after the Par Call Date, the Notes will be redeemable at the option of the Company, in whole or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date plus, in each case, accrued and unpaid interest on the Notes to be redeemed to the date of redemption.

On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

6.            MANDATORY REDEMPTION. Except as set forth in paragraph 7, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.            REPURCHASE AT OPTION OF HOLDER. Except as set forth in the Fourth Supplemental Indenture, upon the occurrence of a Change of Control Triggering Event, the Company shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

8.            NOTICE OF REDEMPTION. Notice of redemption shall be sent at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. No Notes of a principal amount of $2,000 or less shall be redeemed in part.

9.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The Notes may be transferred or exchanged as provided in the Fourth Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Fourth Supplemental Indenture. The Company need not exchange or transfer any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11.           AMENDMENT, SUPPLEMENT AND WAIVER. The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Fourth Supplemental Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the relevant series of Notes then outstanding, including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes, and compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes. Without the consent of any Holder of any series of Notes, the Fourth Supplemental Indenture or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s or any Guarantors’ obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Fourth Supplemental Indenture of any such Holder; (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (vi) to provide for the issuance of Additional Notes in accordance with the Fourth Supplemental Indenture; (vii) to add guarantees with respect to the Notes; (viii) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes; and (ix) to make any other change that does not materially adversely affect the rights of any Holder of the Notes, as determined conclusively by the Company in good faith.

12.          DEFAULTS AND REMEDIES. An “EVENT OF DEFAULT” occurs if: (i) default for a period of 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due of principal of or premium, if any, on the Notes; (iii) the Company or the Guarantor fails for 60 days after receipt of notice to comply with any covenant of the Company in the Indenture; or (iv) certain events of bankruptcy or insolvency occur with respect to the Company or the Guarantor.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or the Guarantor, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium or interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. Each of the Company and the Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and each of the Company and the Guarantor is required no later than 10 days after becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

13.          TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.          NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.          AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.          ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Fourth Supplemental Indenture. Requests may be made to:

Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Attention: Investor Relations
(314) 292-2000

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                               to transfer this Note on the books of the Company: The agent may substitute another to act for him.

Date:
Your Signature:
(sign exactly as your name appears on the face of this senior note)
Tax Identification No.:
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.02 of the Fourth Supplemental Indenture, check the box below:

☐ Section 4.02

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.02 of the Fourth Supplemental Indenture, state the amount you elect to have purchased: $

Date:
Your Signature:
(sign exactly as your name appears on the face of this senior note)
Tax Identification No.:
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.